[Execution Copy]


                              CONSENT AND AMENDMENT

         This Consent and Amendment is executed as of November 14, 2001 in accordance with the provisions of Sections 7.5 and 9.5 of the Limited Partnership Agreement of Chancery Lane/GSC Investors L.P. dated as of December 12, 2000 (the "Agreement"). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

         WHEREAS, Section 7.5 of the Agreement provides that if Theodore Ammon ceases for any reason to control the General Partner, the Class B Limited Partners shall have the right by written approval of a majority of the Class B Limited Partnership Interests to remove the General Partner formerly controlled by Mr. Ammon and designate a new General Partner;

         WHEREAS, Theodore Ammon has ceased to control the General Partner;

         WHEREAS, a majority of the Class B Limited Partners have requested that CLGI, Inc., which is the General Partner formerly controlled by Mr. Ammon, be removed as the General Partner and that MIC Investors, Inc. be designated the new General Partner;

         WHEREAS, Section 9.5 of the Agreement provides that, except as expressly provided in the Agreement, the Agreement may be amended only by the General Partner and the Representative Class A Limited Partner for so long as Class A Limited Partnership Interests are outstanding; provided that no such amendment shall adversely affect the rights of any Limited Partner under the Agreement without the consent of such affected Limited Partner;

         WHEREAS, Class A Limited Partnership Interests are outstanding and Greenwich Street Capital Partners II, L.P., the Representative Class A Limited Partner, has requested that the Agreement be amended in the manner set forth below;

         WHEREAS, MIC Investors, Inc., the new General Partner, is executing this Consent and Amendment to effect such amendments as required by the Agreement; and

         WHEREAS, the $1 capital contribution of CLGI, Inc. is being returned and MIC Investors, Inc. is making a $1 capital contribution to the Partnership.

         IT IS HEREBY AGREED AS FOLLOWS:

         1. REMOVAL OF EXISTING GENERAL PARTNER AND DESIGNATION OF NEW GENERAL PARTNER. The undersigned Class B Limited Partners, representing a majority of the Class B Limited Partnership Interests, are executing this Consent and Agreement to remove


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CLGI,  Inc. as the General  Partner and to designate MIC Investors,  Inc. as the new General Partner.

         2. ACCEPTANCE OF DESIGNATION BY NEW GENERAL PARTNER. MIC Investors, Inc. hereby accepts designation as the new General Partner and acknowledges that its capital contribution to the Partnership is $1.

         3. AMENDMENTS TO THE AGREEMENT. MIC Investors, Inc. and Greenwich Street Capital Partners II, L.P., as the Representative Class A Limited Partner, are executing this Consent and Amendment to effect the following amendments to the Agreement in accordance with Section 9.5 of the Agreement:

                  (a) The second sentence of Section 7.5 of the Agreement shall be deleted and replaced with the following:

                  If Mark Angelson ceases for any reason to control the General Partner, the Class B Limited Partners shall have the right by written approval of a majority of the Class B Limited Partnership Interests to remove the General Partner formerly controlled by Mr. Angelson and designate a new General Partner.

                  (b) A new Section 7.8 of the Agreement shall be inserted providing as follows:

                  Section 7.8 DESIGNATION OF NOMINEES AS DIRECTORS OF MOORE. Except as set forth in this Section 7.8, if at any time the Partnership shall have the right to designate two Persons for nomination as directors of the Board of Directors of Moore pursuant to Section 6.1(b) of the Debenture Purchase Agreement, one of the Partnership's designees shall be chosen by the General Partner and one of the Partnership's designees shall be chosen by the Representative Class A Limited Partner, in each case subject to the provisions of the Debenture Purchase Agreement. Notwithstanding the foregoing, in the event that (i) the Partnership is only entitled to designate one Person for nomination as a director of the Board of Directors of Moore as a result of the operation of Section 6.3 of the Debenture Purchase Agreement or otherwise, or (ii) there are no longer any Class A Limited Partnership Interests outstanding, all Persons to be nominated as directors of the Board of Directors of Moore by the Partnership pursuant to
                  Section 6.1(b) of the Debenture Purchase Agreement shall be chosen by the General Partner. Further, in the event of a vacancy on the Board of Directors of Moore as a result of the resignation, removal, death or other inability or unwillingness to serve of the director chosen for nomination by the General Partner or the Representative Class A Limited Partner, the Person (either the General Partner or the Representative Class A Limited Partner) that chose such director for nomination shall have the right to

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                  choose who the  Partnership shall designate as such director's successor  as a  director,  in all  cases in  accordance  with
                  Section 6.1(b) of the Debenture Purchase Agreement and Moore's constituent documents.

         4. MISCELLANEOUS.

                  (a) LAWS GOVERNING. This Consent and Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of laws.

                  (b) SUCCESSORS AND ASSIGNS. This Consent and Amendment shall be binding upon and shall inure to the benefit of the Partners and their respective heirs, legal representatives, successors and assigns.

                  (c) SEVERABILITY. The provisions of this Consent and Amendment are intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Consent and Amendment or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Consent and Amendment and the application of such provision to other Persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

                  (d) COUNTERPARTS. This Consent and Amendment may be executed in any number of counterparts, each of which shall be deemed an original of this Consent and Amendment and all of which together shall constitute one and the same agreement.

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         IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the date first above stated.


                                    CLASS B LIMITED PARTNERS:

                                    GREENWICH STREET CAPITAL PARTNERS II, L.P.
                                    GSCP OFFSHORE FUND, L.P.
                                    GREENWICH FUND, L.P.
                                    GREENWICH STREET EMPLOYEES FUND, L.P.
                                    TRV EXECUTIVE FUND, L.P.
                                    By: Greenwich Street Investments II, L.L.C.,
                                            General Partner


                                            By: /s/ Matthew Kaufman
                                               ---------------------------------
                                               Name:
                                               Title:


                                    DB CAPITAL INVESTORS, L.P.
                                    By: DB Capital Partners, L.P.
                                            its General Partner
                                            By: DB Capital Partners, Inc.,
                                                     its General Partner


                                                     By: /s/ Charles Ayres
                                                        ------------------------
                                                        Name:
                                                        Title:


                                    BTIP/BERENSON MINELLA


                                    By: /s/ Gregg Feinstein
                                       -----------------------------------------
                                       Name:
                                       Title:

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                                    NEW GENERAL PARTNER:

                                    MIC INVESTORS, INC.


                                    By: /s/ Mark Angelson
                                       -----------------------------------------
                                       Name:  Mark Angelson
                                       Title: President


                                    REPRESENTATIVE CLASS A LIMITED PARTNER:

                                    GREENWICH STREET CAPITAL PARTNERS II, L.P.
                                    By: Greenwich Street Investments II, L.L.C.,
                                            General Partner


                                            By: /s/ Matthew Kaufman
                                               ---------------------------------
                                               Name:  Matthew Kaufman
                                               Title: Managing Director